FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This First Amendment to Convertible Promissory Note (“Amendment”) is made and entered into this 18th day of June 2019 and is effective the 19th day of March 2019, by and between Roran Capital LLC, a Wyoming limited liability company (“Holder”) and Waterside Capital Corporation, a Virginia corporation (“Borrower”).

RECITALS

WHEREAS, the parties entered into that certain Convertible Loan Agreement, dated as of September 19, 2017 and the related Convertible Promissory Note of even date therewith (“Note”); and

WHEREAS, the parties desire to modify the Note as set forth herein upon all of the terms, covenants and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the promises, terms, and conditions contained herein and such other good and valuable consideration, the recent and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Prior Agreement. Except as otherwise provided herein, all of the terms, covenants, conditions, provisions and configurations of the Note shall remain and continue unmodified, in full force and effect.

2.	Principal Amount. All references to the principal amount under the Note of “$150,000” shall be replaced with “$200,000,” including without limitation the heading of the Note and the opening paragraph.

3.	Maturity Date. The definition of Maturity Date in opening paragraph of the Note shall be modified to replace “19 March 2019” with “September 19, 2019.”

4.	Miscellaneous.

(a)	This Amendment sets forth the entire agreements between the parties, superseding all prior agreements and understandings, written and oral, and may not be altered or modified except by a writing signed by both parties.
(b)	The covenants and agreements herein contained shall bind and inure to the benefit of the parties and their successors and assigns. If any of the provisions of this Amendment, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Amendment, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.
(c)	The captions of this Amendment are for convenience and reference only and no way define, limit or describe the scope or intent of this Amendment.
(d)	All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such items as set forth in the Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first written above.

Holder:		Borrower:

RORAN CAPITAL LLC,		WATERSIDE CAPITAL CORPORATION,
a Wyoming limited liability company		a Virginia corporation

BY:	/s/ Yitzhak Zelmanovitch	BY:	/s/ Zindel Zelmanovitch

NAME:	Yitzhak Zelmanovitch	NAME:	Zindel Zelmanovitch

TITLE:	Manager	TITLE:	CEO